As filed with the Securities and Exchange Commission on February 1, 2007
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C.  20549

FORM S-1
 REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AMTECH SYSTEMS, INC.
 (Exact name of registrant as specified in its charter)

Arizona	3559	86-0411215
(State of incorporation)	(Primary Standard Industrial Classification Code No.)	(I.R.S. Employer Identification No.)

131 South Clark Drive Tempe, Arizona 85281 (480) 967-5146
(Address, including zip code and telephone number, including area code of registrant’s principal executive offices)

Bradley C. Anderson Vice President – Finance, Chief Financial Officer Amtech Systems, Inc. 131 South Clark Drive Tempe, Arizona 85281 (480) 967-5146
(Name, address, including zip code and telephone number, including area code, of agent for service)

with copies to:

Christopher D. Johnson, Esq. Christopher A. Van Tuyl, Esq. Squire, Sanders & Dempsey L.L.P. Two Renaissance Square 40 North Central Avenue, Suite 2700 Phoenix, Arizona 85004 (602) 528-4000	Jeffrey Harrell, Esq. Gabriella Lombardi, Esq. Pillsbury Winthrop Shaw Pittman LLP 2475 Hanover Street Palo Alto, California 94304 (650) 233-4500

Approximate date of commencement of proposed sale to the public:  As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ – See SEC File No. 333-139592.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, par value $0.01 per share	488,750 shares	$7.05	$3,445,688	$369

(1)

The 488,750 shares of common stock being registered in this registration statement are in addition to the 2,530,000 shares of common stock registered pursuant to the registrant’s prior Registration Statement on Form S-1 (No. 333-139592).

This registration statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This registration statement is being filed with the Securities and Exchange Commission (the “Commission”) by Amtech Systems, Inc. (the “Company”) pursuant to Rule 462(b) and General Instruction V of Form S-1, both as promulgated under the Securities Act of 1933, as amended. The contents of the registration statement on Form S-1 (File No. 333-139592) filed by the Company with the Commission, as amended, including each of the documents included therein or incorporated by reference therein and all exhibits thereto, which was declared effective by the Commission on January 31, 2007, are incorporated herein by reference into, and shall be deemed part of, this registration statement.

PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16.          EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

All exhibits filed with or incorporated by reference in the registration statement on Form S-1, as amended, (File No. 333-139592) are incorporated by reference into, and shall be deemed to be a part of, this registration statement, except for the following which are filed herewith:

EXHIBIT NO.	DESCRIPTION	METHOD OF FILING

5.1	Opinion of Squire, Sanders & Dempsey L.L.P.	*
23.1	Consent of Independent Registered Public Accounting Firm - Mayer Hoffman McCann P.C.	*
23.2	Consent of Independent Registered Public Accounting Firm - KPMG LLP	*
24	Powers of Attorney	**

*	Filed herewith.
**	Previously filed with Amtech’s registration statement on Form S-1 filed with the Securities and Exchange Commission on December 22, 2006.

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SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

AMTECH SYSTEMS, INC.

February 1, 2007	By:	/s/ Bradley C. Anderson

Bradley C. Anderson,
Vice President – Finance and Chief Financial Officer

          Pursuant to the requirements of the Securities Exchange Act of 1934, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated:

SIGNATURE	TITLE	DATE

*	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	February 1, 2007

Jong S. Whang

/s/ Bradley C. Anderson	Vice President – Finance and Chief Financial Officer (Principal Financial Officer)	February 1, 2007

Bradley C. Anderson

*	Chief Accounting Officer (Principal Accounting Officer)	February 1, 2007

Robert T. Hass

*	Director	February 1, 2007

Lawrence D. Firestone

*	Director	February 1, 2007

Robert F. King

*By: /s/ Bradley C. Anderson

Bradley C. Anderson, Attorney-In-Fact**

**By authority of the power of attorney filed as Exhibit 24 to Amtech’s registration statement on Form S-1 (File No. 333-139592).

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EXHIBIT INDEX

All exhibits filed with or incorporated by reference in the registration statement on Form S-1, as amended, (File No. 333-139592) are incorporated by reference into, and shall be deemed to be a part of, this registration statement, except for the following which are filed herewith:

	EXHIBIT NO.	DESCRIPTION	METHOD OF FILING

	5.1	Opinion of Squire, Sanders & Dempsey L.L.P.	*
	23.1	Consent of Independent Registered Public Accounting Firm - Mayer Hoffman McCann P.C.	*
	23.2	Consent of Independent Registered Public Accounting Firm - KPMG LLP	*
	24	Powers of Attorney	**

*	Filed herewith.
**	Previously filed with Amtech’s registration statement on Form S-1 filed with the Securities and Exchange Commission on December 22, 2006.

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